PRESS RELEASE

INNOSPEC DECLARES SEMI-ANNUAL DIVIDEND AND AUTHORIZES ADDITIONAL SHARE REPURCHASES

Newark, Del. - August 14, 2007 - Innospec Inc. (NASDAQ: IOSP) today announced that its Board of Directors has declared a semi-annual dividend of $0.045 (four and one-half cents) per share. The dividend is payable October 8, 2007, to holders of record of the corporation's common stock on September 4, 2007.

Innospec also announced that its Board of Directors has authorized a further Rule 10b5-1 repurchase plan. Under the new plan, which commenced on August 13, 2007, the corporation may repurchase shares of common stock up to a total value of $6.5 million. This new plan is part of the $20 million share repurchase program announced in December 2006.

Paul Jennings, Innospec's President and CEO, said, "This decision to utilize Innospec's capital to initiate another 10b5-1 plan reflects the Company's robust cash flow, financial strength, and ongoing commitment to building shareholder value."

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents and crop protection chemicals as well as in the plastics, paper, metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, our ability to continue to achieve organic growth in our Fuel Specialties and Performance Chemicals businesses, our ability to successfully integrate any acquisitions in those business segments, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury or other regulatory actions and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Andrew Hartley

Innospec Inc.

+44-151-348-5846

Andrew.Hartley@innospecinc.com

Mark Harrop

RF|Binder Partners

+1-212-994-7533

Mark.Harrop@RFBinder.com